Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 30, 2023, with respect to the financial statements of GSR II Meteora Acquisition Corp. contained in the Registration Statement on Form S-1 of Bitcoin Depot Inc. (File No. 333-273287) filed on July 17, 2023 and related Final Prospectus filed on September 1, 2023, which are incorporated by reference in this Registration Statement of Bitcoin Depot Inc. on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

Tulsa, Oklahoma

September 13, 2023